UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2025

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida 33126	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSPR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2025, Mr. Thomas J. Kester, a Class III member of the board of directors of InspireMD, Inc. (the “Board” and the “Company”, respectively), a member of the compensation committee of the Board (the “Compensation Committee”), and the chairman of the audit committee of the Board (the “Audit Committee”), tendered his resignation from the Board, effective September 16, 2025. Mr. Kester’s resignation from the Board was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

On September 16, 2025, the Board appointed Mr. Danny Lee Dearen Jr. as a Class III member of the Board, effective as of that date, with a term expiring at the Company’s 2026 annual meeting of stockholders. In connection with his appointment, Mr. Dearen was also appointed as the chairman of the Audit Committee and a member of the Compensation Committee.

In connection with his appointment, on September 16, 2025, Mr. Dearen was granted (a) options to purchase shares of common stock (“Options”), and (b) restricted shares of the Company’s common stock (“Restricted Stock”) under the Company’s 2021 Equity Compensation Plan, with the aggregate value of such grant being approximately $180,000 and allocated 75% in Restricted Stock and 25% in Options. The Options have an exercise price equal to the closing price of the Company’ common stock on the date of grant and have a term of 10 years from the date of grant. The Options and the Restricted Stock will vest and become exercisable on the one-year anniversary of the date of the grant, subject to Mr. Dearen’s continued service to the Company, provided that in the event that Mr. Dearen is either (i) not reelected as a director at the Company’s 2026 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2026 annual meeting of stockholders, any unvested Options or Restricted Stock will vest in full and become exercisable on the date of the decision not to reelect or nominate him (as applicable).

Mr. Dearen has served as a member of the board of directors of Beta Bionics, Inc. (Nasdaq: BBNX), a medical device company engaged in the design, development, and commercialization of innovative solutions to improve the health and quality of life of insulin-requiring people with diabetes, since October 2024. Mr. Dearen previously worked at Axonics, Inc. (Nasdaq: AXNX), a medical device company, serving as Chief Operating Officer and Chief Financial Officer from October 2013 to August 2018 and as President and Chief Financial Officer from August 2018 to October 2023. Previously, he served as Chief Operating Officer and Chief Financial Officer of Vessix Vascular Inc. from July 2009 to November 2012, Chief Financial Officer of Miraval Holding from December 2004 to November 2008, and Chief Financial Officer of Q3DM, Fairbanks Systems Group, ESI Software, and Medication Delivery Devices from January 1995 to November 2004. Mr. Dearen also serves on the boards of several privately held companies, including JenaValve Technology, Inc., a developer and manufacturer of transcatheter aortic valve replacement systems, since January 2023. He previously served on the board of directors of Endotronix, Inc., a developer and manufacturer of digital health management solutions for patients suffering from heart failure, from March 2021 until its acquisition by Edwards Lifesciences in August 2024. Mr. Dearen received his B.B.A. in Accounting and Business from Southern Methodist University and his M.B.A. from Boston College.

The Board has determined that Mr. Dearen is independent under the applicable rules of the SEC and The Nasdaq Stock Market and is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Dearen had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Mr. Dearen will participate in the Company’s standard non-employee director compensation arrangements which includes the right to annual cash payments with respect to Board and applicable committee service and an annual grant of equity awards under the Company’s equity compensation plans.

In connection with Mr. Kester’s resignation from the Board, in recognition of the dedicated service of Mr. Kester to the Company, and notwithstanding the termination of Mr. Kester’s service, the Compensation Committee approved the acceleration of unvested equity awards held by Mr. Kester, the extension of the expiration dates of stock option awards held by Mr. Kester for a period of two years from the effective date of Mr. Kester’s resignation from the Board, the payment of four additional quarters of Board, Audit Committee chairman and Compensation Committee member fees, and the grant of shares of the Company’s common stock and Options, at an exercise price for the Options equal to the closing fair market value of the Company’s common stock on September 15, 2025, in an aggregate amount of approximately $120,000 allocated 75% in common stock and 25% in Options.

Item 7.01. Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release titled “InspireMD Announces the Appointment of Dan Dearen to its Board of Directors”. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date:	September 17, 2025	By:	/s/ Marvin Slosman
		Name:	Marvin Slosman
		Title:	Chief Executive Officer